ARTICLES OF INCORPORATION

                                       OF

                         FOOD PALACE INTERNATIONAL, INC.


           BE IT KNOWN BY ALL PERSONS THAT: The undersigned, Daniel Najor, and Nazar Najor, declaring that they are of legal age for the purpose of forming a corporation under the laws of the State of Nevada, and in pursuance thereof do hereby sign and acknowledge the following Articles of Incorporation, and state as follows:


                                    ARTICLE I
                                (Corporate Name)

          The name of this corporation is and shall be known as:

                         FOOD PALACE INTERNATIONAL, INC.


                                   ARTICLE II
                                   (Duration)

          The corporation is to have perpetual existence.


                                   ARTICLE III
                                   (Purposes)

          The general nature of the business of the corporation and the objects and purposes proposed to be transacted, promoted and carried on by it, are as follows:

     1. To engage in any business, trade or activity, which may lawfully be conducted by a corporation organized under the laws of the State of Nevada.

     2. In furtherance of and not in limitation of the general powers conferred by the laws of the State of Nevada, it is expressly provided that this corporation shall also have the following powers:

          (a) To purchase or otherwise acquire, so far as permitted by law, the whole or any part of the undertaking and business of any person, firm or corporation and the property and liabilities, including the good will, assets and stock in trade thereof, and to pay for the same either in cash or in shares, or partly in cash and partly in shares.


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          (b) To purchase or otherwise acquire, and to hold, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage, or otherwise dispose of and deal in, lands and leaseholds, and in any interest, estate and rights in real property and any personal or mixed property, and any franchises, rights, business or privileges necessary, convenient and appropriate for any purposes herein expressed.

          (c) To acquire by purchase, subscription, or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge, or otherwise deal with, or dispose of, stocks, bonds, or any obligations or securities of this or any corporation or corporations; and to merge or consolidate with any corporation in such manner as may be provided by law.

          (d) To borrow money or other assets, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledged or otherwise, without limit as to amount, except as may be prohibited by statute, and to secure the same by mortgage, pledge or otherwise, and generally to make and perform agreements and contracts of every legal kind and description.

          (e) To conduct and carry on its business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights in the State of Nevada, and in various states, territories, colonies and dependencies of the United States of America, in the District of Columbia, the country of Canada, and in all or any foreign countries or country.

          (f) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objectives, or the furtherance of any of the powers herein above set forth, either alone or in association with other corporations, firms or individuals, and to do every act or acts, thing or things incidental or pertinent to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof: Provided, the same be not inconsistent with the laws under which this corporation is organized.

          (g) To have such powers as are conferred upon corporations under the laws of the State of Nevada, and to engage in any lawful business.


                                   ARTICLE IV
                                    (Shares)

          The aggregate number of shares which the corporation shall have authority to issue, including the classes thereof and special provisions, are as follows: 110,000,000 shares; 100,000,000 shares of voting, common stock with a par value of $.001, and 10,000,000 preferred shares with a par value of $.001. The shareholders shall not have the right to accumulate votes in the election of directors with respect to shares of stock in the corporation. Each share shall be entitled to one vote. The holders of the preferred shares and common shares are entitled to receive the net assets of the corporation upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and/or 10,000,000 preferred shares of stock.

                                    ARTICLE V
                                    (By-Laws)

          The authority to make By-Laws for the corporation is hereby expressly vested in the Board of Directors of this corporation, subject to the power of the majority of the shareholders to change or repeal such By-Laws. Any such change to the By-Laws must be agreed upon by the majority of the shareholders. The Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors without the necessity of a Special or Extraordinary General Meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a: polling of the shareholders by telephone or telefax.


                                   ARTICLE VI
                    (Amendments to Articles of Incorporation)

          The Board of Directors reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on the corporation herein are granted subject to this reservation.


                                   ARTICLE VII
                          (Registered Office and Agent)

          The street address of the initial registered office is 675 Fairview Drive, #246, Carson City, Nevada 89701; and the name of the initial registered agent at such address is Nevada Business Services.


                                  ARTICLE VIII
                                   (Directors)

          The management of this corporation shall be vested in a Board of Directors; the number of initial directors shall be 2, and the subsequent number, qualifications, terms of office, manner of election, time and place of meeting, and powers and duties of the directors shall be such as are prescribed by the By-Laws of the corporation. The names of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors be elected and qualify, are as follows:

                                  Daniel Najor
                                   Nazar Najor

                                   ARTICLE IX
                                 (Incorporators)

         The name and address of each incorporator is as follows:

         Daniel Najor, 3550 National Avenue, San Diego, California 92113 Nazar Najor, 3550 National Avenue, San Diego, California 92113


                                    ARTICLE X
                           (Commencement of Business)

          This corporation will commence business upon receiving its corporate license.


IN WITNESS WHEREOF, the incorporators have hereunto set their hands in duplicate originals this 22th day of January, 2002, under penalty of perjury.

/s/
-----------------------------------
Daniel Najor, President-Board Chairman


/s/
-----------------------------------
Nazar Najor, Secretary/Treas.- Director

                          CERTIFICATE OF INCORPORATION
                                       OF
                             TEJON ACQUISITION CORP.



                                    ARTICLE I
                               Name of Corporation


         The name of this corporation is Tejon Acquisition Corp.

                                   ARTICLE II
                           Registered Office and Agent

         The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is Corporation Service Company.

                                   ARTICLE III
                                     Purpose

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                            Authorized Capital Stock

         This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock" and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The total number of shares of Common Stock this Corporation is authorized to issue is 20,000,000 and each such share shall have a par value of $.001, and the total number of shares of Preferred Stock this corporation is authorized to issue is 10,000,000 and each such share shall have a par value of $.001. The Preferred Shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.



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                                    ARTICLE V
                                  Incorporator

     The incorporator is Daniel K. Donahue, 500 Newport Center Drive, Suite 700, Newport Beach, California 92660.


                                   ARTICLE VI
                        Limitation of Director Liability

         To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


                                   ARTICLE VII
                               Perpetual Existence

         The corporation is to have perpetual existence.


                                  ARTICLE VIII
                              Stockholder Meetings

         Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.


                                   ARTICLE IX
                                     Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of this corporation, subject to any limitations expressed in such bylaws.


                                    ARTICLE X
                    Amendment of Certificate of Incorporation

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

         I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this Certificate, hereby declaring and certifying under penalty of perjury that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand.

Dated:  April 20, 1998


                                        /s/ Daniel K. Donahue
                                        -----------------------------------
                                            Daniel K. Donahue, Incorporator